        As filed with the Securities and Exchange Commission on February 9, 1999
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                            RESEARCH ENGINEERS, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   22-2356861
                                   ----------
                      (I.R.S. Employer Identification No.)


22700 Savi Ranch Parkway, Yorba Linda, California                     92887
-------------------------------------------------                     -----
 (Address of Principal Executive Offices)                           (Zip Code)


                 Research Engineers, Inc. 1998 Stock Option Plan
                 -----------------------------------------------
                            (Full Title of the Plan)


      Amrit K. Das, 22700 Savi Ranch Parkway, Yorba Linda, California 92887
      ---------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (714) 974-2500
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ ------------------- ------------------- ------------------

                                                          Proposed Maximum    Proposed Maximum
                                        Amount to be       Offering Price        Aggregate           Amount of
Title of Securities to be Registered     Registered        Per Share (1)     Offering Price (1)  Registration Fee
------------------------------------- ------------------ ------------------- ------------------- ------------------
------------------------------------- ------------------ ------------------- ------------------- ------------------

Common Stock, $.01 par value               500,000            $3.12500            $1,562,500           $434.38
------------------------------------- ------------------ ------------------- ------------------- ------------------

(1) Calculated in accordance with Rule 457(h)(1) on the basis of the average of the high and low sales price reported for such securities by The Nasdaq National Market on February 5, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant incorporates the following documents by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 filed on June 29, 1998.

         (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since March 31, 1998; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Securities Act of 1933, as amended, on Form SB-2 (File No. 333-4844-LA).

         All other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

        4.1       Certificate of Incorporation of the Registrant*

        4.2       Bylaws of the Registrant*

        4.3       Research Engineers, Inc. 1998 Stock Option Plan**

        5         Opinion of Rutan & Tucker, LLP

       23.1       Consent of KPMG LLP, independent accountants

       23.2       Consent  of  Rutan  &  Tucker,  LLP  (contained  in  its
                  opinion  filed  as  Exhibit 5  to  this Registration
                  Statement)
---------------
         * Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 dated May 21, 1996 (Registration No. 333-4844-LA).
         ** Filed as an exhibit to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act on November 12, 1998.

Item 9. Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculatioin of Registation Fee" table in the effective registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on this 5th day of February, 1999.




                                           RESEARCH ENGINEERS, INC.


                                           By: /S/ AMRIT K. DAS
                                               ---------------------------
                                               Amrit K. Das, President and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 5, 1999.

       Signature                                       Title
       ---------                                       -----


/S/ AMRIT K. DAS
------------------------
Amrit K. Das                         Chairman of the Board, President
                                     (principal executive officer), Chief
                                     Executive Officer and Director



/S/ JYOTI CHATTERJEE
------------------------
Jyoti Chatterjee                     Executive Vice President, Chief Operating
                                     Officer and Director



/S/ WAYNE L. BLAIR
------------------------
Wayne L. Blair                       Chief Financial Officer, Secretary and
                                     Treasurer (principal financial and
                                     accounting officer)


/S/ DAN W. HEIL
------------------------
Dan W. Heil                          Director




/S/ BRUCE CUMMINGS
------------------------
Bruce Cummings                       Director




/S/ SANTANU DAS
------------------------
Santanu Das                          Director


                                  EXHIBIT INDEX


                                                                  Sequentially
Exhibit                                                             Numbered
   No.                             Description                        Page
   ---                             -----------                        ----

     5         Opinion of Rutan & Tucker, LLP, counsel for
               the Registrant (including consent)                       8

   23.1        Consent of KPMG LLP, independent
               accountants                                             10

                                       7